   FINET.COM REPORTS RESULTS FOR THE PERIOD ENDING DECEMBER 31, 1999

Loan Origination Volumes Rise 26% and Revenues Increase 18% Over Prior
                                Period


SAN RAMON, CA, February 22, 2000 - FiNet.com Inc. (NASDAQ: FNCM) owner and operator of www.FiNet.com, "America's Home Finance Network," today announced operating results for the three-month and eight-month periods ended December 31, 1999. As of January 1, 2000, FiNet.com changed to a calendar year reporting period from a fiscal year ending April 30. The results represent the third consecutive increase in quarterly revenues for the company.

Revenues for the three month period ended December 31, 1999 increased 18% to $2.79 million compared to $2.37 million in the three month period ended October 31, 1999. Net loss for the period increased to $13.0 million compared to $8.2 million in the previous period as a result of increased expenses related to moving and other facilities costs, increased use of consultants to complete technology projects, increased warehousing interest expense and asset valuation adjustments. Net loss per share was $0.14 compared to a loss of $0.09 in the three months ended October 31, 1999 based on 93.2 million shares outstanding.

During the period, loan origination volume rose by over 20% for the second consecutive quarter. In addition, business-to-business volumes increased 13%, accounting for 76% of loan origination volume.

"Despite an industry-wide decline in mortgage originations, FiNet.com continues to grow revenues and loan origination volumes," stated Rick Cossano, President & CEO of FiNet.com. "Since my arrival, we are taking the necessary steps to aggressively cut costs, improve productivity, maintain the momentum in growth, produce positive cashflow from operations and target profitability within the next two years. At the same time, I want to leverage our technological expertise by using our iQualify technology to empower mortgage brokers with the resources to close loans faster."

The Company also announced the following significant accomplishments:

  The Lowestrate.com acquisition contributed 60% of Consumer Direct mortgage originations and 15% of overall mortgage originations; Home purchase transactions rose to 61% of total volume, as compared to 58% in the previous period. This reduces FiNet.com's dependence on the interest rate sensitive refinance sector of the market;
  The Company reduced headcount approximately 25% in January;
  Following a review of acquisition costs, virtually all consumer marketing arrangements were terminated. The Company is identifying and pursuing profitable consumer marketing arrangements; and
  Robert Snow joined the Company as Executive Vice President, Business to Business. Mr. Snow brings over twenty years of B2B experience as well as over 100 top producing mortgage broker relationships to FiNet.com. Previously, Mr. Snow was the top performing regional vice president for Countrywide Home Loans.

Rick Cossano, President & CEO will host a conference call to discuss the results and outline his strategy for FiNet.com at 5:00 PM Eastern Time. The conference call can be accessed by calling 415-247-8525. The call will also be simulcast over the Internet on the Vcall web site at http://www.vcall.com. Listeners should go to the web site ten minutes before the call and download the necessary audio software. A replay of the call will be available through February 29, 2000 by calling 800-633-8284 from the continental U.S., and 858-812-6440 internationally. The reservation number for the replay is 14343391.

 About FiNet.com

FiNet.com, Inc., including its wholly owned subsidiaries (the "Company") is a leading provider of e-commerce home financing services that facilitate home ownership, including a variety of technology-based products and automated services for consumers and mortgage broker businesses. The Company offers online financing solutions directly to consumers through its www.finet.com web site and to mortgage broker businesses through Monument Mortgage and its web site www.monument.com.

Safe Harbor
Certain statements in this press release, including statements regarding the anticipated development and expansion of the Company's business, and the intent, belief or current expectations of the Company, its directors or its officers, are "forward-looking" statements (as such term is defined in the Private Securities
Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                   FiNET.COM, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS*
                         (Amounts in thousands)

                                             October 31    December 31
                                                  1999          1999
                                               ----------   ----------
                                                      (Unaudited)
    ASSETS
      Cash and cash equivalents                  $ 27,993      $18,626
      Restricted cash                               1,838       10,403
      Marketable equity securities                  2,700        2,674
      Accounts receivable                           2,888        2,363
      Mortgages held for sale                      42,280       78,691
      Furniture, fixtures & equipment               3,475        4,471
      Goodwill                                      1,704        1,757
      Other                                         1,587          823
                                               ----------   ----------
    Total assets                                 $ 84,465     $119,808
                                               ==========   ==========


    LIABILITIES AND STOCKHOLDERS' EQUITY
    Liabilities:
      Warehouse and other lines of credit        $ 37,925     $ 80,453
      Accounts payable                                137        2,379
      Notes payable and capitalized leases            182          141
      Accrued expenses and other liabilities        5,895        6,462
                                              ----------    ----------
    Total liabilities                            $ 44,139     $ 89,435


    Stockholders' equity:
      Common stock                               $    933     $    934
      Paid-in capital                             100,966      100,943
      Accumulated deficit                         (62,452)     (73,208)
      Other comprehensive income                      879        1,704
                                               ----------   ----------
    Total stockholders' equity                   $ 40,326     $ 30,373
                                              ----------    ----------
    Total liabilities and stockholders' equity   $ 84,465     $119,808
                                               ==========   ==========

* Includes discontinued business units.

                   FiNET.COM, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS*

        (Dollars and amounts in thousands - except per share amounts)

                                  3 Months Ended      8 Months Ended
                               October 31  December 31    December 31
                                1999       1999       1998      1999
                              -------    -------     -------    ------
                                  (Unaudited)           (Unaudited)
Revenues                   $    2,371   $  2,794     $16,859   $ 6,070
Cost of Revenues                2,220      4,261      14,042     8,423
                              -------    -------     -------    ------
Gross Profit                      151     (1,467)      2,817    (2,353)

Operating Expenses              8,382     11,504      12,542    22,975
                              -------    -------     -------    ------
Loss from Operations           (8,231)   (12,971)     (9,725)  (25,328)

Other Expense/Pref. Dividend        -          -       3,102         -
                              -------    -------     -------    ------
Net Loss                    $  (8,231)  $(12,971)   $(12,827) $(25,328)
                              =======    =======     =======    =======

Basic and diluted
 net loss per
   common share               $ (0.09)   $ (0.14)     $(0.37)   $(0.28)
                              -------    -------     -------    ------
Shares used in computing
basic and diluted share data   92,276     93,228      34,316    89,517


*Includes discontinued business units.


                              Appendix R
                          Pro Forma Revenues
                   (Continuing Business Units Only)*

                                       ($000's)

                                              3 Months Ended
                                         October 31    December 31
                                            1999          1999
                                               -------        -------
Total FiNet.com Revenues
------------------------
Warehouse interest income                      $   608       $  1,147
Gain on sale of mortgage loans                     848            620
Loan brokerage fees                                249            201
Other                                                  566
775
                                               -------        -------
      Total Revenues                             2,271          2,743
Cost of Revenues                                 2,002          3,633
                                               -------        -------
Gross Profit                                       269           (890)


   Consumer Segment Revenues
   -------------------------
   Warehouse interest income                        30             88
   Gain on sale of mortgage loans                  (30)            88
   Loan brokerage fees                             249            201
   Other                                            25              -
                                               -------        -------
      Total Consumer Revenues                      274            377
   Cost of Revenues                                513            872
                                               -------        -------
   Gross Profit                                   (239)          (495)


   Business-to-Business (B2B) Segment Revenues
   -------------------------------------
   Warehouse interest income                       578           1,059
   Gain on sale of mortgage loans                  878             532
   Other                                            23               -
                                               -------         -------
      Total B2B Revenues                         1,479           1,591
   Cost of Revenues                              1,489           2,252
                                               -------         -------
   Gross Profit                                    (10)           (661)




*Excludes discontinued business units and corporate segment

                             Appendix E
                   Pro Forma Corporate Expenses
                 (Continuing Business Units Only)*
                              ($000's)

                                            3 Months Ended
                                    October 31        December 31
                                       1999               1999
                                           -------            -------

FiNet.com Expenses
------------------
General & Administrative                  $ 4,203             $ 6,278
Marketing & Advertising                     3,230               2,724
Depreciation & Amortization                   302                 377
Other                                         326               1,278
                                          -------             -------
Total Operating Expenses                  $ 8,061             $10,657

Warehouse Interest Expense                $   152             $   829




*Excludes discontinued business units


                              Appendix O
                              Other Data
                   (Continuing Business Units Only)

                                             Three Months Ended
                                           October 31    December 31
                                               1999**         1999
                                             -------          -------

Total FiNet.com*
---------------
Loans Closed                                  1,260             1,586


Revenues (per loan)                          $1,391            $1,730
Cost of Revenues (per loan)                  $1,589            $2,291
Marketing (per loan)                         $2,563            $1,716



     Consumer Channel
     ----------------
     Loans Brokered                              130              281
     Loans Funded                                 67              100
                                             -------         --------
     Total Loans Closed                          197              381


     Revenues (per loan)                      $1,391           $  990
     Cost of Revenues (per loan)              $2,604           $2,289
     Marketing (per loan)                    $14,599           $5,120


     Business to Business Channel
     ---------------------------
     Loans Closed                              1,063            1,205


     Revenues (per loan)                      $1,391           $1,320
     Cost of Revenues (per loan)              $1,401           $1,869
     Marketing (per loan)                     $  333           $  641




*Excludes discontinued business units and corporate segment
** Includes partial period data from Lowestrate.com


                              Appendix V
                             Loan Volumes
                   (Continuing Business Units Only)*


                                             Three Months Ended
                                         October 31      December 31
                                            1999**            1999
                                          -------            -------

Total FiNet.com
---------------
Number of unique visitors                  458,498           502,031
Number of applications                       2,835             2,654
Number of closed loans                       1,260             1,586
Amount of closed loans ($000)              204,442           250,369

Refinance loans (% of # of loans)               42%              38%
California loans (% of # of loans)              81%              74%


     Consumer Channel
     ----------------

     Number of unique visitors***          458,498           502,031
     Number of applications                  1,068               767
     Number of closed loans                    197               381
     Amount of closed loans ($000's)        32,400            59,210

     Refinance loans (% of # of loans)          42%              39%
     California loans (% of # of loans)         54%              31%


     Business-to-Business Channel
     ----------------------------
     Number of applications                  1,767             1,887
     Number of closed loans                  1,063             1,205
     Amount of closed loans ($000's)       172,022           191,159

     Refinance loans (% of # of loans           41%               38%
     California loans (% of # of loans)         87%               86%


*Excludes discontinued business units
** Includes partial period data from Lowestrate.com
*** Unique visitors are user sessions non-inclusive of pages viewed.
     One user can tally upwards of 10 page views during one unique user session.
